UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2024 (November 25, 2024)

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 West 17th Street, Floor 4

New York, NY 10011

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 300-9865

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for 1/30th of one share of Class A common stock	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2024 (the “Closing Date”), MoneyLion Inc. (“MoneyLion”) and MoneyLion Technologies Inc. (the “Company”), a Delaware corporation and the direct, wholly-owned subsidiary of MoneyLion, entered into a Credit Agreement (the “Credit Agreement”) with the several lenders from time to time party thereto (the “Lenders”), and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), as administrative agent and lead arranger, which provides for the following:

●	$70.0 million aggregate principal amount of term loans (the “Initial Term Loans”), available to be drawn at the Closing Date; and

●	subject to certain conditions set forth in the Credit Agreement, the ability to incur incremental commitments of up to $30.0 million aggregate principal amount of incremental term loans.

In connection with the foregoing, the Company borrowed Initial Term Loans in an aggregate principal amount of $70.0 million. Proceeds of the Initial Term Loans were used (a) to repay in full the approximately $65 million aggregate principal amount outstanding under the Company’s existing loan facility (the “Monroe Facility”) with the various financial institutions party thereto, as lenders, and Monroe Capital Management Advisors, LLC, as administrative agent and lead arranger (“Monroe Capital”), including accrued and unpaid interest and related fees, as described further under Item 1.02 below, (b) to pay transaction-related fees and expenses and (c) for ongoing working capital and general corporate purposes of the Company and its subsidiaries.

The Initial Term Loans bear annual interest, payable at least quarterly, at a floating rate measured by reference to, at the Company’s option, either (a) a base rate then in effect (equal to the greater of (i) the federal funds effective rate plus 0.50%, (ii) the prime rate, and (iii) an adjusted one-month Secured Overnight Financing Rate (“SOFR”) (subject to a floor of 0.00%) plus 1.00%) plus an applicable margin ranging from 0.50% to 2.00% per annum, depending on MoneyLion’s “Consolidated Total Leverage Ratio” (as such term is defined in the Credit Agreement) or (b) an adjusted one-month, three-month or six-month SOFR (subject to a floor of 0.00%) plus an applicable margin ranging from 1.50% to 3.00% per annum, depending on MoneyLion’s Consolidated Total Leverage Ratio.

The Initial Term Loans mature on November 25, 2029. Pursuant to the Credit Agreement, the Company is required to repay the Initial Term Loans in quarterly installments on the last day of each March, June, September and December, commencing March 31, 2025, and ending with the last such day to occur prior to the maturity date, in an amount on each such quarterly date that would result in amortization of (a) 5.00% per annum of the Initial Term Loans in the first full year following commencement of amortization, (b) 7.5% per annum of the Initial Term Loans in each of the second and third full years following commencement of amortization, and (c) 10.00% per annum of the Initial Term Loans in each of the fourth and fifth full years (or portion thereof) following commencement of amortization. The Initial Term Loans may be prepaid at the Company’s option at any time, in minimum principal amounts, and are subject to mandatory prepayment in an amount equal to 100% of the net cash proceeds upon the occurrence of certain asset dispositions, recovery events and debt incurrences, in each case as specified in the Credit Agreement and, in the case of such asset sales and recovery events, subject to certain reinvestment rights as set forth in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including financial covenants with respect to minimum consolidated fixed charge coverage and maximum consolidated total leverage. The negative covenants, among other things, limit or restrict the ability of MoneyLion, the Company and their subsidiaries to: incur additional indebtedness; incur additional liens; make dividends, distributions and certain other restricted equity and debt payments; merge, consolidate, sell, transfer, convey, lease, sell and leaseback, encumber or otherwise dispose of assets or equity interests; purchase or otherwise acquire assets or equity interests and make other investments; modify organizational and certain other documents; enter into certain transactions with affiliates; enter into certain restrictive agreements; and engage in other business activities.

The obligations under the Credit Agreement will be guaranteed by MoneyLion, as parent, and each direct and indirect existing and future subsidiary of the Company, other than special purpose entities, certain foreign subsidiaries, certain regulated subsidiaries and certain other excluded subsidiaries (the “Guarantors”). The obligations of the Company and each Guarantor will be secured by a perfected, first-priority security interest in substantially all tangible and intangible assets of the Company and each Guarantor, subject to certain customary exceptions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On November 25, 2024, in connection with the entry into the Credit Agreement and the repayment in full of the approximately $65.0 million aggregate principal amount outstanding under the Monroe Facility, plus accrued and unpaid interest and related fees, with a portion of the proceeds of the Initial Term Loans, the Company terminated the Credit Agreement, dated as of March 24, 2022 and as amended through the Amendment No. 3 to Credit Agreement, dated June 30, 2024, by and among the Company, Monroe Capital and the various financial institutions party thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Credit Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1†	Credit Agreement, dated as of November 25, 2024, by and among MoneyLion Inc., as holdings, MoneyLion Technologies Inc., as borrower, the several lenders from time to time party thereto and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as administrative agent and lead arranger.
99.1	Press Release, dated November 25, 2024, issued by MoneyLion Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain schedules and exhibits to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5), or certain portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(iv). The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit or an unredacted copy of the exhibit, as applicable, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

By:	/s/ Richard Correia
	Name:	Richard Correia
	Title:	Chief Financial Officer and Treasurer

Date: November 25, 2024

3